Murata Manufacturing Co., Ltd., the World's Leading RF Module and Filter Provider and Resonant, Inc. Confirm Target Performance, Packaging and Initial Reliability for First Mobile XBAR Design, and Approve Move to the Manufacturing Development Phase of the Agreement
Resonant receives second payment based on strategic alliance on pre-paid royalties

GOLETA, CA - October 5, 2020 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, has achieved the second and most critical milestone under its agreement for the development of 5G mobile XBAR® filters with the world’s largest RF filter manufacturer. This milestone allows Resonant to move to the next phase of the Agreement, which focuses on building commercial platform & high-volume manufacturing of XBAR-based RF filters for 5G.
Resonant’s achievement of the second milestone, a prerequisite that enables commercialization, required Resonant’s XBAR RF filters to achieve previously determined target performance, packaging and initial reliability. With the second milestone achieved, Resonant will now begin working on the balance of the mobile 5G XBAR RF filter designs under the final two phases of the initial agreement.
“Delivering against this second milestone provides second payment of strategic alliance on pre-paid royalty payments, but more importantly, our first 5G XBAR designs have met the necessary metrics to continue towards mass production with the world’s largest RF filter manufacturer,” said George B. Holmes, Chairman and Chief Executive Officer of Resonant. “Although there are additional milestones required prior to commercial production of these designs, our partner’s commitment, time and resources have increased significantly to ensure the success of our XBAR technology reaching the market with dominant scale.”

About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
For more information, please visit www.resonant.com.
Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, and our views on market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Greg Falesnik or Luke Zimmerman
MZ Group - MZ North America
(949) 259-4987
RESN@mzgroup.us